UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                January 12, 2001
                                (Date of earliest
                                 event reported)



                           COMMONWEALTH EDISON COMPANY
             (Exact name of registrant as specified in its charter)




    ILLINOIS                       1-1839                        36-0938600
(State or other                     (SEC                       (IRS Employer
jurisdiction of                 file number)                   Identification
 incorporation)                                                    Number)



                      37th Floor, 10 South Dearborn Street
                               Post Office Box 767
                          Chicago, Illinois 60690-0767
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (312) 394-4321

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 12, 2001, Exelon Corporation (Exelon) restructured the operations of Commonwealth Edison Company's (ComEd) generation and wholesale power marketing businesses into a newly formed subsidiary of Exelon.

Under the new business structure, Exelon serves as the holding company for a group of subsidiaries. The corporate restructuring separates ComEd's regulated energy delivery business from its generation and wholesale power marketing businesses. The operations of ComEd's regulated energy delivery business continue to operate and be identified as ComEd. The restructuring created Exelon Ventures Company, LLC, which is comprised of competitive businesses and assets, including Exelon Generation Company, LLC (Exelon Generation) and Exelon Enterprises, LLC. The restructuring also created an Exelon subsidiary, Exelon Business Services Company, which provides a full range of support services such as legal, human resources and financial services to Exelon business units.

The restructuring transaction involved a transfer of generating and wholesale power marketing assets and liabilities, "Transferred Assets", at book value, to Exelon Generation. The transfer did not produce any proceeds for ComEd. The transfer was accomplished by making a capital contribution of the Transferred Assets to Exelon Generation, in return for ComEd common stock. The merger of Unicom Corporation (Unicom), ComEd's pre-merger parent company, and PECO Energy Company (PECO) resulted in significant goodwill being recorded on ComEd's books, thereby significantly increasing the equity component of ComEd's capital structure. The transfer of the Transferred Assets resulted in a capital structure reasonably comparable to that which ComEd had prior to the merger and Transferred Assets transfer. The exact value of the transferred Transferred Assets will be based on the actual net book value at December 31, 2000.

In connection with the transfer, ComEd will enter into a purchase power agreement (PPA) with Exelon Generation. Under the terms of the PPA, ComEd will obtain all of its power supply from Exelon Generation through 2004. In 2005 and 2006, ComEd will obtain all of its power supply from Exelon Generation, up to the capacity of ComEd's transferred nuclear generating plants. ComEd will obtain any additional supply required from market sources in 2005 and 2006, and, subsequent to 2006, will obtain all of its supply from market sources, which could include Exelon Generation. Also under the terms of the transfer, ComEd will assign its rights and obligations under various purchase power agreements and fuel supply agreements to Exelon Generation. Exelon Generation will supply power to ComEd from the transferred nuclear generating plants, assigned purchased power agreements, and other market sources. The PPA sets forth a schedule of energy prices for the full term of the agreement.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Unaudited Financial Information

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The purpose of the unaudited pro forma consolidated condensed financial statements and description of the pro forma adjustments is to reflect the transfer of ComEd's generation and wholesale power marketing businesses to Exelon Generation. The unaudited pro forma consolidated condensed financial statements include adjustments to ComEd's assets and liabilities to reflect fair value, as required under purchase accounting, upon consummation of the merger of Unicom and PECO completed on October 20, 2000. The historical consolidated financial statements of ComEd have been adjusted to give effect to the annualized continuing impacts of the transfer. The exact value of the Transferred Assets will be based on the actual book value at December 31, 2000. The pro forma adjustments are reflected in the unaudited consolidated condensed pro forma balance sheet as if they occurred on September 30, 2000. The unaudited pro forma consolidated condensed statements of income for the nine months ended September 30, 2000 and for the year ended December 31, 1999 assume that these transactions were completed on January 1, 1999.

In addition, the unaudited pro forma consolidated condensed financial statements reflect pro forma adjustments to give effect to the annualized continuing impacts of the sale of ComEd's fossil generating plants, completed on December 15, 1999, and the annualized effects of Unicom's issuance of securitization notes and related use of proceeds. These pro forma adjustments were included in Exelon's Current Report on Form 8-K/A dated October 20, 2000.

The following unaudited pro forma consolidated condensed financial statements should be read in conjunction with ComEd's consolidated historical financial statements and related notes which are included in ComEd's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and ComEd's Current Report on Form 8-K dated March 30, 2000 incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 1999.

The following unaudited pro forma consolidated condensed financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 1999 or September 30, 2000, as assumed above; nor is the information necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma consolidated condensed financial statements, which are based on past operations. Future operations will be affected by various factors including operating performance, energy market developments and other matters.

The December 31, 1999 and September 30, 2000 historical financial statements of ComEd were derived from audited financial statements but do not include all disclosures required by Generally Accepted Accounting Principles.

                       COMMONWEALTH EDISON COMPANY
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (Millions)

                                                        ComEd             ComEd                            Genco
                                                      Fossil Sale     Securitization       Merger         Transfer
                                                       Pro Forma         Pro Forma       Pro Forma        Pro Forma        ComEd
                                          As Filed   Adjustments (1)  Adjustments (2)  Adjustments (3)  Adjustments (4)  Pro Forma
                                          --------   ---------------  ---------------  ---------------  ---------------  ---------
Operating Revenues                         $ 6,767      $    --         $    --          $    --          $  (496)       $ 6,271
                                           -------      -------         -------          -------          -------        -------
Operating Expenses
     Fuel and Energy Interchange           $ 1,549      $   257         $    --          $    --          $   959        $ 2,765
     Operation and Maintenance               2,316         (271)             --               45           (1,119)           971
     Depreciation and Amortization             836           26             113             (215)            (164)           596
     Goodwill Amortization                      --           --              --              120               --            120
     Taxes Other Than Income Taxes             506          (16)             --              --              (111)           379
                                           -------      -------         -------          -------          -------        -------
        Total Operating Expenses           $ 5,207      $    (4)        $   113          $   (50)         $  (435)       $ 4,831
                                           -------      -------         -------          -------          -------        -------
Operating Income                           $ 1,560      $     4         $  (113)         $    50          $   (61)       $ 1,440
                                           -------      -------         -------          -------          -------        -------
Other Income and (Deductions)
     Interest Expense                      $  (524)     $    --         $    20          $    --          $    13        $  (491)
     Preferred and Preference Stock
       Dividends                               (53)          --              10               --               --            (43)
     Other, net                                (30)          --              --              (22)              20            (32)
                                           -------      -------         -------          -------          -------        -------
        Total Other Income and
          Deductions                       $  (607)     $    --         $    30          $   (22)         $    33        $  (566)
                                           -------      -------         -------          -------          -------        -------
Income Before Income Taxes
and Extraordinary Item                     $   953      $     4         $   (83)         $    28          $   (28)       $   874
Income Tax Expense                             326            4             (37)              75              (11)           357
                                           -------      -------         -------          -------          -------        -------
Income Before Extraordinary Item           $   627      $    --         $   (46)         $   (47)         $   (17)       $   517
                                           =======      =======         =======          =======          =======        =======

                       COMMONWEALTH EDISON COMPANY
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (Millions)

                                                                     Merger         Transfer
                                                                   Pro Forma        Pro Forma         ComEd
                                                    As Filed     Adjustments (3)  Adjustments (4)   Pro Forma
                                                    --------     ---------------  ---------------   ---------
Operating Revenues                                  $ 5,343         $    --          $  (715)        $ 4,628
                                                    -------         -------          -------         -------

Operating Expenses
    Fuel and Energy Interchange                     $ 1,585         $    --          $   398         $ 1,983
    Operation and Maintenance                         1,521              32             (776)            777
    Depreciation and Amortization                       822            (161)            (125)            536
    Goodwill Amortization                                --              90               --              90
    Taxes Other Than Income Taxes                       400              --              (88)            312
                                                    -------         -------          -------         -------
       Total Operating Expenses                     $ 4,328         $   (39)         $  (591)        $ 3,698
                                                    -------         -------          -------         -------
Operating Income                                    $ 1,015         $    39          $  (124)        $   930
                                                    -------         -------          -------         -------
Other Income and (Deductions)
    Interest Expense                                $  (364)        $    --          $    30         $  (334)
    Preferred and Preference Stock Dividends            (25)             --               --             (25)
    Other, net                                          176             (17)              (2)            157
                                                    -------         -------          -------         -------
       Total Other Income and Deductions            $  (213)        $   (17)         $    28         $  (202)
                                                    -------         -------          -------         -------

Income Before Income Taxes
  and Extraordinary Item                            $   802         $    22          $   (96)        $   728
Income Tax Expense                                      221              56              (38)            239
                                                    -------         -------          -------         -------
Income Before Extraordinary Item                    $   581         $   (34)         $   (58)        $   489
                                                    =======         =======          =======         =======

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

              COMMONWEALTH EDISON COMPANY AND SUBSIDIARY COMPANIES
                UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                         AS OF SEPTEMBER 30, 2000
                                 (In Millions)

                                                                                                  Genco
                                                                             Merger             Transfer
                                                                           Pro Forma            Pro Forma            ComEd
                                                            As Filed     Adjustments (3)       Adjustments         Pro Forma
                                                            --------     ---------------       -----------         ---------
                    ASSETS

Utility Plant (net)                                         $ 12,436         $ (4,910)        $   (631) (5)         $  6,895
                                                            --------         --------         --------              --------

Current Assets
     Cash and Temporary Cash Investments                    $    303         $     --         $    (70) (6)         $    233
     Accounts Receivable, net                                  1,999               --             (196) (7)            1,803
     Inventories, at average cost                                253               65             (197) (8)              121
     Other Current Assets                                         83               --               (7) (9)               76
                                                            --------         --------         --------              --------
                                                            $  2,638         $     65         $   (470)             $  2,233
                                                            --------         --------         --------              --------
Deferred Debits and Other Assets
     Regulatory Assets                                      $  1,527         $    120         $     --              $  1,647
     Goodwill                                                     --            4,789               --                 4,789
     Nuclear Decommissioning Funds                             2,662               --           (2,662) (10)              --
     Investments and Other Property, net                         107               --               (2) (11)             105
     Other                                                     2,507             (818)             (11) (12)           1,678
                                                            --------         --------         --------              --------
                                                            $  6,803         $  4,091         $ (2,675)             $  8,219
                                                            --------         --------         --------              --------
     TOTAL                                                  $ 21,877         $   (754)        $ (3,776)             $ 17,347
                                                            ========         ========         ========              ========

         CAPITALIZATION AND LIABILITIES
Capitalization
     Common Stock Equity                                    $  4,512         $  1,528         $ (1,835) (13)        $  4,205
     Preferred and Preference Stock                                7               --               --                     7
     Company Obligated Mandatorily
          Redeemable Preferred Securities                        350              (21)              --                   329
     Long-Term Debt                                            7,060              (95)              --                 6,965
                                                            --------         --------         --------              --------
                                                            $ 11,929         $  1,412         $ (1,835)             $ 11,506
                                                            --------         --------         --------              --------
Current Liabilities
     Notes Payable                                          $    278         $     --         $     --              $    278
     Accounts Payable                                            800              150             (613) (14)             337
     Accounts Payable to Genco - Current Liabilities              --               --              781  (15)             781
     Other Current Liabilities                                   914               --             (168) (16)             746
                                                            --------         --------         --------              --------
                                                            $  1,992         $    150         $     --              $  2,142
                                                            --------         --------         --------              --------
Deferred Credits and Other Liabilities
     Deferred Income Taxes                                  $  3,388         $ (1,645)        $   (269) (17)        $  1,474
     Unamortized Investment Tax Credits                          462             (401)              --                    61
     Nuclear Decomm Liab. For Retired Plants                   1,288               --           (1,288) (18)              --
     Accounts Payable to Genco - Decomm Liab                      --               --              823  (19)             823
     Other                                                     2,818             (270)          (1,207) (20)           1,341
                                                            --------         --------         --------              --------
                                                            $  7,956         $ (2,316)        $ (1,941)             $  3,699
                                                            --------         --------         --------              --------
     TOTAL                                                  $ 21,877         $   (754)        $ (3,776)             $ 17,347
                                                            ========         ========         ========              ========

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

              Commonwealth Edison Company and Subsidiary Companies Notes to Unaudited Pro Forma Condensed Financial Statements


1. The ComEd fossil sale Pro Forma Adjustments for the Income Statement for the Year Ended December 31, 1999 reflect the continuing impact of the sale of ComEd's fossil generating plants which was completed in December 1999.

     * Fuel and Energy Interchange: Reflects the elimination of fossil fuel expense and the replacement impact of purchasing power under the power purchase agreements entered into with the purchaser of the fossil assets at the time of the fossil sale, as provided below (in millions):

          Fossil Fuel Expense                              $     (616)
          Energy Interchange Expense                              873
                                                           ----------
          Total                                            $      257
                                                           ==========


     * Operation and Maintenance: Reflects the elimination of the fossil generating plants operation and maintenance expenses.

     * Depreciation and Amortization: Reflects the following (in millions):

          Elimination of Fossil Plant Depreciation         $      (73)
          Additional Amortization of Regulatory Assets             99
                                                           ----------
          Total                                            $       26
                                                           ==========

     The ComEd pro forma adjustments reflecting the sale of ComEd's fossil generating plants include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

     o Taxes Other Than Income Taxes: Reflects the elimination of real estate and payroll taxes related to the ownership of the fossil plants.

     The pro forma adjustments do not reflect the income effects of the reinvestment of cash proceeds received from the fossil sale.

2. Reflects ComEd's purchase of approximately 26.3 million shares of ComEd common stock that were subject to certain forward purchase contracts at December 31, 1999. During 1999, ComEd entered into forward purchase arrangements with Unicom for the repurchase of approximately 26.3 million shares of ComEd common stock. The repurchase arrangements were settled in January 2000 on a physical (i.e. shares) basis. Effective January 2000, the share repurchases reduced outstanding shares and common stock equity. Prior to the settlement, the repurchase arrangements were recorded as a receivable on the Consolidated Balance Sheet of ComEd based on the aggregate market value of the shares under the arrangements.

     In addition, reflects adjustments to net interest expense and preferred and preference stock dividends related to the use of securitization proceeds as follows (in millions):

         Pro forma adjustment to eliminate historical interest
         expense associated with higher cost debt that was
         repurchased                                                      $(20)

         Pro forma adjustment to eliminate historical dividend
         provisions associated with higher cost preferred and
         preference stock that was repurchased                            $(10)

     The ComEd Securitization pro forma adjustments include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

3.   Reflects the impacts of the PECO and Unicom merger (dollars in millions):

     Utility Plant: Primarily reflects the fair value analyses of ComEd's nuclear stations based on discounted cash flows and independent appraisals. The $4.8 billion reduction to utility plant is estimated to reduce nuclear depreciation expense by approximately $215 million annually. Also reflects the reclassification of the Department of Energy's assessment for decontamination and decommissioning of DOE enrichment facilities to regulatory assets and a writedown of certain distribution plant.

     Deferred Income Taxes: Represents the tax effect of purchase accounting adjustments described above, except for goodwill.

     Unamortized Investment Tax Credits: Represents the adjustment of ComEd's nuclear plant investment tax credits to fair value. This adjustment is estimated to reduce the amortization of the investment tax credits by approximately $26 million annually.

     Deferred Credits: Reflects elimination of unrecognized net actuarial gains, unamortized prior service costs and transition obligations related to pension benefits and post-retirement obligations totaling approximately $459 million. The adjustments are estimated to increase pension benefits and post-retirement benefit expense by approximately $26 million, annually. The reduction of pension benefits and post-retirement obligations is offset by the recognition of obligations for severance payments related to employees of ComEd and for exiting the Midwest Independent System Operator, an independent transmission Company in the development stage.

     Long-Term Debt: Represents the adjustment of long-term debt including transitional trust notes and Company Obligated Mandatorily Redeemable Preferred Securities to fair value. The adjustment is estimated to increase expense by approximately of $22 million in the first year, declining in subsequent years.

     Other: Represents miscellaneous fair value adjustments including stock-based compensation costs for certain employees of ComEd not included in the purchase price, material and supplies inventory and emission allowances. These adjustments are estimated to increase operating expenses by approximately $20 million in each of the first two years.

     Goodwill: Represents the excess of purchase price over fair value of net assets acquired.

         Purchase Price..............................................  5,973
         Less: Book value of Unicom's net assets
         as of October 20, 2000......................................  3,663
                                                                      ------
         Subtotal....................................................  2,310
                                                                      ------

     Increase (decrease) to goodwill for fair value adjustments to the following assets acquired and liabilities assumed.

          Nuclear Utility Plant                        $ 4,767
          Deferred Income Taxes                         (1,645)
          Unamortized Investment Tax Credits              (401)
          Deferred Credits                                (120)
          Long-Term Debt                                  (114)
          Other                                             (8)
                                                       -------

        Net Fair Value adjustment .....................  2,479
                                                       -------
        Goodwill (amortized over 40 years)............. $4,789
                                                       =======


     Also reflects the reduction of ComEd's common stock equity for the reacquisition of $850 million of common stock in October 2000.


4. The Pro Forma Adjustments reflect the continuing impact of the transfer of ComEd's nuclear generation and wholesale power marking businesses to Exelon Generation and the purchase power agreement (PPA) between ComEd and Exelon Generation for the year ended December 31, 1999 and the nine months ended September, 2000.

     The transfer agreement between ComEd and Exelon Generation includes the assignment of ComEd's rights and obligations under various purchase power agreements, including the agreement related to the sale of ComEd's fossil stations.

     Revenues:
     Reflects off-system sales made by Exelon Generation after satisfying ComEd's power supply requirements under the terms of the PPA and the obligation of ComEd to collect decommissioning-related charges from its customers payable to Exelon Generation which assumed responsibility for the decommissioning of the transferred nuclear generating plants under the terms of the transfer.

     Fuel and Energy Interchange:
     Reflects the elimination of fossil and nuclear fuel expense and purchased power expense and the replacement impact of the PPA (in millions).

                                                          12 Months   9 Months
                                                           12/31/99    9/30/00
                                                          ---------   --------

          PPA Expense                                      $2,765      $1,983

          Fuel and Energy Interchange Expense              (1,806)     (1,585)
                                                          -------      ------

          Total                                           $   959      $  398
                                                          =======      ======

     Operation and Maintenance:
     Reflects the elimination of the nuclear generating plants and wholesale power marketing operation and maintenance expenses.

     Depreciation and Amortization:
     Reflects the following (in millions).

                                                        12 Months       9 Months
                                                        12/31/99         9/30/00
                                                       ---------        --------
          Depreciation for nuclear generating plants
               prior to fair market adjustment           $ (379)        $ (286)

          Reduction to depreciation related to fair
               market adjustment:                           215            161
                                                         ------         ------
          Depreciation for nuclear generating plants
               after fair market value adjustment        $ (164)        $ (125)
                                                         ======         ======


     Taxes Other Than Income Taxes:
     Reflects the elimination of real estate and payroll taxes related to the nuclear generation and wholesale power marketing businesses.

     Interest Expense:
     Reflects interest on spent nuclear fuel disposal fee less capitalized interest.

5. Reflects the transfer of net utility plant at fair value as follows (in millions):

          Nuclear generating plant (net)                            $(2,146)
          Accumulated provision for decommissioning                   2,197
          Nuclear fuel (net)                                           (682)
                                                                    -------

                                                                    $  (631)
                                                                    =======

6. Reflects an estimate of cash requirements at September 30, 2000. The actual cash transfer will be determined based on available cash and cash requirements at the transfer date.

7.   Reflects the estimated off-system sales receivables transferred.

8. Reflects the estimated materials and supplies associated with the nuclear generating stations and emission allowances inventories transferred.

9.   Reflects the estimated amount of miscellaneous current assets transferred.

10.  Reflects the estimated nuclear decommissioning trust funds transferred.

11.  Reflects the estimated amount of miscellaneous investments transferred.

12.  Reflects the estimated amount of deferred debits transferred.

13. Reflects the estimated amount of ComEd common stock owned by Exelon exchanged for ComEd's investment in Exelon Generation.

14. Reflects the estimated accounts payable transferred, including purchased power, materials and supplies, contractor costs and employee payroll costs.

15. Reflects estimated amount of ComEd's accounts payable for compensation of ComEd's current liabilities assigned to Exelon Generation.

16.  Reflects  the  estimated  amount  of  miscellaneous   current  and  accrued
     liabilities transferred.

17. Reflects the estimated accumulated deferred income taxes associated with the nuclear generating plants and employee related obligations transferred.

18. Reflects the transfer of the estimated nuclear decommissioning liability for retired plants.

19.  Reflects   ComEd's   estimated   obligation  for  compensation  of  ComEd's
     decommissioning obligations assigned to Exelon Generation.

20. Reflects estimated amount of deferred credits including obligations for the spent nuclear fuel disposal fee and the assessment for decontamination and decommissioning of DOE enrichment facilities transferred.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                   Commonwealth Edison Company


                                                   /S/ Robert E. Berdelle
                                                   -----------------------------
                                                   Robert E. Berdelle
                                                   Vice President and
                                                      Chief Financial Officer


January 29, 2001